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                                                                     EXHIBIT 4.9


                              UNITRODE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN
                           (AMENDED AS OF JULY 6, 1999)

                               ARTICLE I - PURPOSE

1.01 PURPOSE

The Unitrode Corporation Employee Stock Purchase Plan ("the Plan") is intended to provide a method whereby employees of Unitrode Corporation and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") who are residents of the United States will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                            ARTICLE II - DEFINITIONS

2.01 BASE PAY

"Base Pay" shall mean regular straight-time earnings including disability pay, but excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02. COMMITTEE

"Committee" shall mean the individuals described in Article XI.

2.03. EMPLOYEE

"Employee" means any person working for the Company in the United States who is customarily employed on a regular full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week. Interns, co-operative students, temporary contract service providers and consultants shall not be considered Employees for purposes of the Plan.

2.04. SUBSIDIARY CORPORATION

"Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Unitrode Company as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

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                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. ELIGIBILITY

Any Employee shall be eligible to participate in the next available Offering Period under the Plan occurring after such Employee's date of hire or rehire.

3.02. LEAVE OF ABSENCE

For purposes of participation in the Plan, an Employee on a paid leave of absence shall be deemed to be an eligible Employee for the first 90 days of such paid leave of absence. Such Employee's eligibility to participate in the Plan and the right to exercise any option shall be deemed to have terminated at the close of business on such 90th day. Upon return from paid leave of absence, an Employee will again be eligible for participation in the Plan and may participate in the next available Offering Period occurring under the Plan following such Employee's date of return.

3.03 RESTRICTIONS ON PARTICIPATION

Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option under the Plan:

       (a) if, immediately after the purchase of shares under the Plan, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee);

       (b) which would enable an Employee to purchase in excess of 1000 shares of the Company's common stock during any one Offering Period under the Plan; or

       (c) which permits such employee's rights to purchase stock under the Plan to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04. COMMENCEMENT OF PARTICIPATION

An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the participant's authorization for a payroll deduction becomes effective and shall continue in effect for the initial and all subsequent offerings unless terminated by the participant as provided in
Article VIII.



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                             ARTICLE IV - OFFERINGS

4.01 OFFERINGS

The Plan will be implemented by offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of January and the 1st day of July in each year, each Offering terminating on June 30 and December 31 of that year.

As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31 as the case may be, on which the particular Offering terminates. The first Offering hereunder shall commence on July 1, 1999.

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01. AMOUNT OF DEDUCTION

At the time a participant files his authorization for post-tax payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of his Base Pay in effect at the Offering Commencement Date of such Offering. Such rate may be changed prior to any subsequent offering in accordance with procedures established by the Committee. In the case of a part-time hourly employee, such employee's Base Pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

5.02. PARTICIPANT'S ACCOUNT

All payroll deductions made for a participant shall be credited to his account under the Plan.

5.03. CHANGES IN PAYROLL DEDUCTIONS

A participant may discontinue his participation in the Plan as provided in
Article VIII and can reduce contributions once during the Offering in accordance with procedures established by the Committee. No other change can be made during an Offering.

5.04. LEAVE OF ABSENCE

If a participant goes on a paid leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, as outlined in Article III Section 3.02.



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                         ARTICLE VI - GRANTING OF OPTION

6.01. NUMBER OF OPTION SHARES

On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's Base Pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's Base Pay during the period of the offering (iii) divided by 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. Notwithstanding the foregoing, the maximum number of shares any Employee may purchase during any Offering shall be limited to 1000 shares. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's Base Pay during the period of an offering shall be determined by multiplying his normal weekly or hourly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 26 or 1040, as the case may be, provided that, in the case of a part time hourly employee, the employee's Base Pay during the period of an offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

6.02. OPTION PRICE

The option price of stock purchased with payroll deductions made during such offering for a participant therein shall be the lower of:

       (a) 85% of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the New York Stock Exchange; or

       (b) 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the New York Stock Exchange.

If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII - EXERCISE OF OPTION

7.01 AUTOMATIC EXERCISE

Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the




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number of shares for which options have been granted to the employee pursuant to
Section 6.01), and except as otherwise provided in Section 7.03, any excess in his account at that time will be returned to him as promptly as possible.

7.02 WITHDRAWAL OF ACCOUNT

By written notice to the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

7.03 FRACTIONAL SHARES

Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over to the next offering if his participation in the plan continues.

7.04 TRANSFERABILITY OF OPTION

During a participant's lifetime, options held by such participant shall be exercisable only by that participant, or following a participant's death, only by the participant's named beneficiary or legal representative, as applicable.

7.05 DELIVERY OF STOCK

As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.

                            ARTICLE VIII - WITHDRAWAL

8.01 IN GENERAL

As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time prior to an offering Termination Date by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions with be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 3.02, to withdraw such deductions.

8.02 EFFECT ON SUBSEQUENT PARTICIPATION

A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.



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8.03 TERMINATION OF EMPLOYMENT

Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01. For purposes of this Section, salary continuation following termination of employment shall not be considered continued employment.

8.04 TERMINATION OF EMPLOYMENT DUE TO DEATH

Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either: (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or
(b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05 LEAVE OF ABSENCE

A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the plan shall terminate on whichever of such dates first occurs.

                              ARTICLE IX - INTEREST

9.01 NO PAYMENT OF INTEREST

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.



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                                ARTICLE X - STOCK

10.01 MAXIMUM SHARES

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section
12.04 shall be 200,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.02 PARTICIPANT'S INTEREST IN OPTION STOCK

The participant will have no interest in stock covered by his option until such option has been exercised.

10.03 REGISTRATION OF STOCK

Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Secretary of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04 RESTRICTIONS ON EXERCISE

The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

                           ARTICLE XI - ADMINISTRATION

11.01 APPOINTMENT OF ADMINISTRATOR

The Executive Compensation Committee of the Board of Directors of the Company (the "Committee") shall administer the Plan. No member of the Committee shall be eligible to purchase stock under the Plan.



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11.02 AUTHORITY OF COMMITTEE

Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03 RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE

All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable.

                           ARTICLE XII - MISCELLANEOUS

12.01 DESIGNATION OF BENEFICIARY

A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and /or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

12.02 TRANSFERABILITY

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of any option or the right to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03 USE OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.



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12.04 ADJUSTMENT UPON CHANGES IN CAPITALIZATION

If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/ or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property of stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with transactions as the Board shall deem necessary to assure that provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holders of such option might thereafter be entitled to receive.

12.05 AMENDMENT AND TERMINATION

The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.06 EFFECTIVE DATE

The Plan shall become effective as of June 7, 1999 subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 7, 1999. If the Plan is not so approved, the Plan shall not become effective.



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12.07 NO EMPLOYMENT RIGHTS

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08 EFFECT OF PLAN

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.09 GOVERNING LAW

The law of the State of Maryland will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                      Adopted by the Board of Directors on

                                      April 22, 1999
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                                      Approved by the Company's Stockholders on

                                      June 7, 1999
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